Exhibit 99.1

ECOVYST INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Overview

On December 31, 2025, Ecovyst Inc. (the “Company”), completed the previously announced sale of its Advanced Materials & Catalysts business to Technip Energies N.V (the “Purchaser”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) dated September 10, 2025, by and between Ecovyst Inc. and the Purchaser, for a purchase price of $556.0 million in cash, subject to certain adjustments including for indebtedness, cash, working capital and transaction expenses, as set forth in the Purchase Agreement (the “Transaction”). Pursuant to the Transaction, the Company divested its Advanced Materials & Catalysts business to the Purchaser through the sale of the Company’s direct and indirect equity interest in each of the Company’s subsidiaries comprising the Advanced Materials & Catalysts business. In conjunction with the closing of the Transaction, the Company and the Purchaser entered into a transition services agreement (“TSA”) and will provide each other with certain transition services for a period of up to 13 months from the date of the closing of the Transaction. No pro forma adjustment has been made for the TSA, as the related impact is not expected to be significant.
The closing of the Transaction triggered the Company’s obligation to provide partial mandatory repayment under its Term Loan Credit Agreement, dated June 9, 2021 (as amended by the First Amendment Agreement, dated as of February 9, 2023, the Second Amendment Agreement, dated as of June 12, 2024, and the Third Amendment Agreement, dated as of January 30, 2025, and as otherwise amended, restated, amended and restated, supplemented or otherwise modified from time to time) of $161.5 million (the “Required Debt Repayment”). In addition to the Required Debt Prepayment, the Company used a portion of the net proceeds of the Transaction to repay an additional $303.5 million principal amount of the term loan (“Voluntary Debt Repayment”). Given the Voluntary Debt Repayment was not contractually required or directly triggered by the Transaction, it has not been reflected in the unaudited pro forma condensed consolidated financial statements.
In the third quarter of 2025, the Advanced Materials & Catalysts business met the criteria set forth in Accounting Standards Codification 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”). As a result, the Advanced Materials & Catalysts business was presented as discontinued operations in the Company’s consolidated financial statements for all periods presented beginning with the quarterly financial statements filed on Form 10-Q for the quarter ended September 30, 2025 on November 5, 2025.
The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X and have been derived from the historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America and are presented based on available information and certain assumptions that management believes are reasonable.
The unaudited pro forma financial information presents the Company’s unaudited pro forma condensed consolidated financial statements reflecting the effect of the Transaction as well as the Required Debt Repayment. The unaudited pro forma condensed consolidated statements of (loss) income reflect the effect of the Transaction as if it had occurred on January 1, 2022, the beginning of the earliest period presented. The Company has not included the unaudited pro forma condensed consolidated statement of (loss) income for the nine months ended September 30, 2025 as the Transaction was reflected as a component of discontinued operations within the condensed consolidated statement of loss (income) in Ecovyst Inc.’s Quarterly Report on Form 10-Q for September 30, 2025. The unaudited pro forma condensed consolidated balance sheet reflects the Company’s financial position as if the Transaction and the Required Debt Repayment had occurred on September 30, 2025.
The unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read in conjunction with the Company’s historical financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and its Quarterly Report on Form 10-Q for the period ended September 30, 2025.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of the operating results that would have occurred if the Transaction had been completed as of the dates set forth above, nor is it indicative of the future results of the Company. The unaudited pro forma condensed consolidated financial statements do not purport to project the future operating results or financial position of the Company following the Transaction.

ECOVYST INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2025
(In thousands)

	Historical As Reported	(A) Discontinued Operations of Advanced Materials & Catalysts	Transaction Adjustments		Pro Forma

ASSETS
Cash and cash equivalents	$81,976	$—	$408,132	(B)	$490,108
Accounts receivables, net	83,272	—	—		83,272
Inventories, net	24,134	—	—		24,134
Derivative assets	2,370	—	—		2,370
Prepaid and other current assets	13,495	—	—		13,495
Current assets held for sale	91,813	(91,813)	—		—
Total current assets	297,060	(91,813)	408,132		613,379
Property, plant and equipment, net	481,197	—	—		481,197
Goodwill	326,952	—	—		326,952
Other intangible assets, net	62,076	—	—		62,076
Right-of-use lease assets	40,535	—	—		40,535
Other long-term assets	37,904	—	—		37,904
Long-term assets held for sale	489,051	(489,051)	—		—
Total assets	$1,734,775	$(580,864)	$408,132		$1,562,043
LIABILITIES
Notes payable and current maturities of long-term debt	$8,730	$—	$—		$8,730
Accounts payable	47,084	—	—		47,084
Operating lease liabilities—current	9,854	—	—		9,854
Accrued liabilities	48,714	—	—		48,714
Current liabilities held for sale	17,705	(17,705)	—		—
Total current liabilities	132,087	(17,705)	—		114,382
Long-term debt, excluding current portion	846,083	—	(159,731)	(C)	686,352
Deferred income taxes	114,429	—	(18,837)	(D)	95,592
Operating lease liabilities—noncurrent	30,850	—	—		30,850
Other long-term liabilities	2,809	—	—		2,809
Long-term liabilities held for sale	651	(651)	—		—
Total liabilities	1,126,909	(18,356)	(178,568)		929,985

EQUITY
Common stock	1,409	—	—		1,409
Preferred stock	—	—	—		—
Additional paid-in capital	1,105,604	—	—		1,105,604
Accumulated deficit	(254,374)	—	17,068	(E)	(237,306)
Treasury stock	(240,902)	—			(240,902)
Accumulated other comprehensive (loss) income	(3,871)	7,124	—		3,253
Total equity	607,866	7,124	17,068		632,058
Total liabilities and equity	$1,734,775	$(11,232)	$(161,500)		$1,562,043

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ECOVYST INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF (LOSS) INCOME
Year Ended December 31, 2024
(In thousands, except per share amounts)

	Historical As Reported	(F) Discontinued Operations of Advanced Materials & Catalysts	Pro Forma

Sales	$704,493	$(106,198)	$598,295
Cost of goods sold	502,971	(68,060)	434,911
Gross profit	201,522	(38,138)	163,384
Selling, general and administrative expenses	83,876	(18,485)	65,391
Other operating expense, net	19,552	(6,692)	12,860
Operating income	98,094	(12,961)	85,133
Equity in net (income) from affiliated companies	(15,112)	15,112	—
Impairment of investment in affiliated companies	65,000	(65,000)	—
Interest expense, net	49,426	(13,851)	35,575
Debt modification and extinguishment costs	4,560	—	4,560
Other income, net	(758)	(362)	(1,120)
(Loss) income before income taxes	(5,022)	51,140	46,118
Provision (benefit) for income taxes	1,630	(1,700)	(70)
Net (loss) income	$(6,652)	$52,840	$46,188

Net (loss) income per share:
Basic (loss) income per share	$(0.06)		$0.40
Diluted (loss) income per share	$(0.06)		$0.40

Weighted average shares outstanding
Basic	116,719,437		116,719,437
Diluted	116,719,437		116,719,437

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ECOVYST INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2023
(In thousands, except per share amounts)

	Historical As Reported	(F) Discontinued Operations of Advanced Materials & Catalysts	Pro Forma

Sales	$691,118	$(106,274)	$584,844
Cost of goods sold	493,153	(74,757)	418,396
Gross profit	197,965	(31,517)	166,448
Selling, general and administrative expenses	79,215	(18,680)	60,535
Other operating expense, net	22,100	(3,680)	18,420
Operating income	96,650	(9,157)	87,493
Equity in net (income) from affiliated companies	(30,624)	30,624	—
Interest expense, net	44,730	(13,957)	30,773
Other expense, net	605	300	905
Income before income taxes	81,939	(26,124)	55,815
Provision for income taxes	10,785	(2,342)	8,443
Net income	$71,154	$(23,782)	$47,372

Net income per share:
Basic income per share	$0.60		$0.40
Diluted income per share	$0.60		$0.40

Weighted average shares outstanding
Basic	118,367,214		118,367,214
Diluted	119,487,709		119,487,709

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ECOVYST INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2022
(In thousands, except per share amounts)

	Historical As Reported	(F) Discontinued Operations of Advanced Materials & Catalysts	Pro Forma

Sales	$820,159	$(117,687)	$702,472
Cost of goods sold	595,529	(87,694)	507,835
Gross profit	224,630	(29,993)	194,637
Selling, general and administrative expenses	85,334	(17,920)	67,414
Other operating expense, net	34,911	(5,559)	29,352
Operating income	104,385	(6,514)	97,871
Equity in net (income) from affiliated companies	(27,725)	27,725	—
Interest expense, net	37,217	(8,589)	28,628
Other expense (income), net	158	(1,041)	(883)
Income from continuing operations before income taxes	94,735	(24,609)	70,126
Provision for income taxes	24,940	(4,560)	20,380
Net income from continuing operations	$69,795	$(20,049)	$49,746

Net income per share:
Basic income per share—continuing operations	$0.52		$0.37
Diluted income per share—continuing operations	$0.52		$0.37

Weighted average shares outstanding
Basic	133,601,322		133,601,322
Diluted	135,088,172		135,088,172

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

ECOVYST INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The historical condensed consolidated financial statements have been adjusted to give pro forma effect to events that are directly attributable to the Transaction and Required Debt Payment.
The unaudited pro forma condensed consolidated financial statements (i) are presented based upon available information and assumptions that the Company believes are reasonable, (ii) are intended for informational purposes only, (iii) are not necessarily indicative of and do not purport to represent what the Company’s operating results would have been had the Transaction and related events occurred as described or what the Company’s future operating results will be after giving effect to these events, and (iv) do not reflect all actions that may be undertaken by the Company after the divestiture of the Advanced Materials & Catalysts business. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2025 and the unaudited pro forma condensed consolidated statements of (loss) income for the years ended December 31, 2024, 2023, and 2022 include the following adjustments:
(A)Reflects the elimination of the net assets subject to the Advanced Materials & Catalysts divestiture as if the Transaction occurred on September 30, 2025.
(B)Reflects the cash proceeds received of $569.6 million, net of $10.9 million of incremental costs not yet reflected in the Company’s historical consolidated financial statements and other closing adjustments, in connection with the Transaction less the Required Debt Repayment of $161.5 million.
(C)Reflects the effect of the Required Debt Repayment of $161.5 million. The repayment results in the recognition of a $1.8 million loss on extinguishment of debt impacting accumulated deficit, which includes the write-off of $0.6 million of unamortized deferred financing costs and $1.2 million of original issue discount.
(D)Reflects the reduction in deferred tax liabilities of $18.8 million attributable to the Advanced Materials & Catalysts business that will reverse in the Transaction. A preliminary estimate of the Company’s income tax payable resulting from the Transaction has not been reflected in the unaudited pro forma condensed consolidated financial statements as these amounts are subject to change based on the final calculations of the tax basis of assets as well as actual results related to ongoing 2025 activity in the U.S. and such changes could be material.
(E)Reflects the impact on accumulated deficit of the $1.8 million loss on extinguishment of debt described in note C plus the reversal of $18.8 million of deferred tax liabilities described in note D.
The impact of the $34.3 million estimated pre-tax loss on sale is not included as part of the pro forma adjustment to accumulated deficit because it was already reflected in the Company’s unaudited interim condensed consolidated financial statements included in the Form 10-Q as of and for the period ended September 30, 2025 filed on November 5, 2025. The tax impact of the loss on sale is still being analyzed and has not been finalized; as such, has not been reflected in the unaudited pro forma condensed consolidated financial statements as these amounts are subject to change and such changes could be material.
(F)Reflects the historical financial results directly attributable to the Advanced Materials & Catalysts business and the interest expense associated with the Required Debt Repayment, in accordance with ASC 205-20.